Exhibit 10.2

[ ] = Certain confidential information contained in this document, marked by brackets, is omitted because it is both (i) not material and (ii) is the type of information that Power Integrations, Inc. treats as private or confidential.

AMENDMENT NUMBER TWELVE TO AMENDED AND RESTATED

WAFER SUPPLY AGREEMENT

This Amendment Number Twelve (the "Amendment"), is effective as of September 17, 2020 (the "Amendment Effective Date"), and amends the Amended and Restated Wafer Supply Agreement  that is effective as of April 1, 2003, as further amended by Amendment Number One that is effective as of August 11, 2004, Amendment Number Two, that is effective as of April 1, 2008, Amendment Number Three, that is effective as of June 9, 2008, Amendment Number Four, that is effective as of June 13, 2008, Amendment Number Five that is effective as of November 14, 2008, Amendment Number Six that is effective as of November 1, 2015, Amendment Number Seven that is effective as of August 8, 2016, Amendment Number Eight that is effective as of July 26, 2017, Amendment Number Nine that is effective as of February 6, 2019, amendment Number 10 that is effective as of December 16, 2019, and Amendment Number 11 that is effective as of December 20, 2019 (the "Agreement"), by and between Lapis Semiconductor Co., Ltd., a Japanese corporation having its registered head office at 2-4-8 Shinyokohama, Kouhoku-ku Yokohama 222-8575 Japan (“Lapis”), and Power Integrations, Ltd. d.b.a. Power Integrations International, Ltd. ("PI") a Cayman Islands corporation having its principal place of business at 4th Floor, Century Yard, Cricket Square, Elgin Avenue, P.O. Box 32322, Grand Cayman K Y 1-1209. Unless specifically designated otherwise, capitalized terms used herein shall have the same meanings given them in the Agreement.

RECITALS

WHEREAS, PI and LAPIS desire to amend the terms of the Agreement; and

WHEREAS, in accordance with Section 18. 10 of the Agreement, the Agreement may be amended only by an instrument in writing duly executed by authorized officers of LAPIS and PI.

Now, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Agreement as follows:

AGREEMENT

1.	In ARTICLE 24:

In Section 24.4.1:

delete:

“The base price for an additional [*] to [*] [*] wafers per month manufactured in [*] will be priced at the base price of the [*] wafers manufactured in Lapis [*], plus [*].

and replace:

Starting [*], Lapis will reduce the base price for [*] wafers manufactured at the Lapis [*] plant to [*] such that the total value [*] of the above [*] [*] [*] price [*] the total value of the [*] [*] wafer price [*] during [*] and thereafter.

with:

Starting [*], Lapis will [*] wafers manufactured at the Lapis [*].

and delete:

“At the end of each calendar quarter beginning at the end of [*], PI and Lapis will exchange [*] or [*], as the case may be, to account for any mismatch of the total value [*] of the [*] [*] [*] and the Lapis [*] wafer [*], for each such calendar quarter.”

2.	Section 24.5.3 is added

24.5.3

[*] will be transferred only to [*].

The expected completion date of the [*] is [*].

Upon completion of the [*], Lapis has satisfied all obligations to PI under the [*].

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives, effective as of the Amendment Effective Date.

LAPIS SEM/ICONDUCTOR CO., LTD.	POWER INTEGRATIONS, LTD. d.b.a. POWER INTEGRATIONS INTERNATIONAL, LTD.
Signature: /K. Ooiwa/ Name: Koichi Ooiwa Title: Group General Manager	Signature: /S. Gupta/ Name: Sunil Gupta Title: President and Director